UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

DEL GLOBAL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50B N. Gary Avenue, Roselle, IL		60172
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 288-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On November 12, 2009, Del Global Technologies Corp. (the “Company”) announced that it had entered into an Agreement in Principle (the “Agreement”) with United Marketing Group (“UMG”) to transfer certain assets and the product lines of Del Medical Imaging (“DMI”), a wholly-owned subsidiary of the Company, from DMI to UMG.

The Agreement provides that UMG will:

•	assume all of the Company’s and DMI’s post-closing obligations in connection with the Company’s lease of its facilities in Roselle, Illinois;

•	accept all of DMI’s inventory related to the business on a consignment basis;

•	hire select DMI employees and assume certain employee related liabilities; and

•	assume certain other liabilities of the business, including outstanding warranty obligations.

Other than the assumption of the liabilities described above and the retention of its accounts receivables, neither the Company nor DMI will receive any additional consideration for the transfer of the assets.

The transaction contemplated by the Agreement is subject to execution of a definitive agreement among the parties and approval of the Boards of Directors of the Company and UMG. No assurances can be given that a definitive agreement will be executed.

The press release is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated November 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.
(Registrant)

Date: November 16, 2009	By:	/s/ Mark A. Zorko
Name: Mark A. Zorko Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 12, 2009